                                                          EXHIBIT 23


                 CONSENT OF INDEPENDENT ACCOUNTANTS
                 ----------------------------------

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-93752, No. 333-3624, No. 333-34835, No. 333-34835-01) and Registration Statement Form S-8 (No. 333-
3550) of JP Realty, Inc. of our report dated February 2, 2000, on our audits of the consolidated financial statements and financial statements schedules of JP Realty, Inc. as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which report is included in this Annual Report on Form 10-K.





/s/ PricewaterhouseCoopers, LLP
------------------------------------
PricewaterhouseCoopers, LLP
Salt Lake City, Utah
March 16, 2000


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